                                   EXHIBIT 14
             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 4, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report of AEGON/Transamerica Series Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights for Acquiring Fund" and "Representations and Warranties" in such Registration Statement.

PricewaterhouseCoopers LLP
Tampa, Florida

January 22, 2003


                                       59